Exhibit 5.(b)

Policy Number_____________________________

LIFE INSURANCE APPLICATION (PART I)
Protective Life Insurance Company / P.O. Box 830619 / Birmingham, AL 35283-0619
State of Domicile: Tennessee

1. Proposed Insured

Name *First* *M.I.* *Last* | Birthdate | Birthplace | Marital Status | Gender

Street Address | Day Phone Number | Night Phone Number

Tax ID/Social Security Number | Annual Income

City | State | Zip | U.S. Residency | Occupation

2. Owner (If other than Proposed Insured)

Name *First* *M.I.* *Last* | Trust Date

Street Address | Tax ID / Social Security Number

Relationship to Proposed Insured

City | State | Zip

3. Primary Beneficiary (Name, Relationship, Percent)

Contingent Beneficiary (Name, Relationship, Percent)

4. Plan Information

Plan Name: ______________________ Amount of Coverage: ______________________

Risk Class: ______________________ Tobacco Use: ___ Issue Best Underwriting Class: _____

Initial Payment Amount: ______________________ Planned Periodic Payment Amount: ______________

Payment Frequency: ______________________

(*Optional – Term Plan Only*) Multi-Year Mode for _____Number of Years

(*Universal Life Plans Only*) Death Benefit Option: ______________

PL-110 (04/10) 1

Policy Number______________________________

5. REGARDING ALL PERSONS PROPOSED FOR INSURANCE, LIST ALL INSURANCE IN FORCE ON EACH PROPOSED INSURED'S LIFE. INCLUDE INSURANCE WHETHER OWNED BY THE INSURED OR NOT.

Company Name	Issue Date	Amount	REPLACEMENT YES NO
			☐ ☐
			☐ ☐
			☐ ☐

6. TO AVOID DELAY IN PROCESSING -- THIS QUESTION MUST BE ANSWERED.
Is there any intention that **any party other than the owner** will obtain any right, title or interest in any policy issued on the life of the proposed insured as a result of this application? ☐ Yes ☐ No
If "yes", please explain under **"Remarks"**.

7. Regarding the Proposed Insured	**YES**	**NO**
a. Do you have an application pending in another company?	☐	☐
b. Have you ever had any life or health insurance declined, postponed or offered other than as applied for?	☐	☐
c. Will this policy replace or change any existing life insurance or annuity in force?	☐	☐

Remarks:

Home Office Endorsement (Home Office Use Only)

PL-110 (04/10) 2

Policy Number____________________________

Declarations: I represent that all statements and answers made in all parts of the application are full, complete and true to the best of my knowledge and belief and I have not withheld any material information that may influence the assessment or acceptance of this application. I agree to inform Protective Life Insurance Company of any material changes before the insurance goes into effect. It is also agreed that:

(a) All such statements and answers shall be the basis of any insurance issued.

(b) No agent nor medical examiner can make, alter or discharge any contract, accept risks, or waive Protective Life's rights or requirements.

(c) No insurance shall take effect unless: (1) a policy is delivered to the Owner; (2) the full first premium is paid while the Proposed Insured is alive; and (3) there has been no change in health and insurability from that described in this application. However, if the premium is paid as set forth in the attached Conditional Receipt Agreement and the Conditional Receipt Agreement is delivered to the Owner, the terms of the Conditional Receipt Agreement shall apply. No agent or medical examiner has any authority to waive or to alter these terms and conditions or to bind coverage under any other circumstances.

(d) I have reviewed the attached Conditional Receipt Agreement and understand and agree that it provides a limited amount of life insurance for a limited period of time, and that such coverage is subject to the terms and conditions set forth in the Conditional Receipt Agreement.

(e) The agent taking this application has made no statement or representation different from, contrary to or in addition to these Declarations and the terms and conditions of the attached Conditional Receipt Agreement.

(f) Acceptance of a policy by the Owner shall constitute ratification of any changes made by the Company under "Home Office Endorsement". In those states where it is required, changes as to plan, amount, age at issue, classification or benefits will be made only with the Owner's written consent.

IMPORTANT INFORMATION ABOUT IDENTIFICATION INFORMATION

To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information of its customers. We may ask for information or identifying documents that will allow us to verify the identity of our customers.

Any person who knowingly with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which may be a crime and may subject such person to criminal and civil penalties, according to state law.

Signed At ______________________________, _________________ Date___________________________

City *State* *Mo./Day/Yr.*

____

Proposed Insured (Sign Name in Full)

____

Applicant /Owner (if other than the Proposed Insured)

____

Parent / Guardian

Have you advised the proposed policyowner or do you know of any advice that has been given to the policyowner to transfer the ownership of the policy being applied for to a life settlement company or other entity associated with stranger-owned or investment-owned life insurance (commonly called SOLI or IOLI) or are you otherwise aware that the policyowner may be contemplating such a transfer? If yes, please explain in the Remarks section. ☐ Yes ☐ No

Will this policy replace or change any existing life insurance policy(ies) or annuity(ies)? ☐ Yes ☐ No

____

Agent / Broker Name *Agent / Broker Number*

I hereby certify that my electronic approval serves as my signature for legal and regulatory purposes for this application.

Electronic Signature of ____ was obtained

______________________________at________________. Agent / Broker Phone Number _________________.

Date *Time*

____

Broker Dealer or Broker General Agent (if applicable)

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